Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

SEPTEMBER 30, 2006

TABLE OF CONTENTS

1.	Third Quarter 2006 Earnings Press Release	3

2.	Financial Highlights
	Summarized Operating Results	8
	Summarized Balance Sheets	9
	Funds From Operations / Summary of Capital Expenditures	10
	Market Data	11
	Components of Rental Income	12

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	13
	Summary of Debt Maturities	14

4.	Summary of Redevelopment Opportunities	15

5.	Santana Row Summary	16

6.	2006 Significant Acquisitions and Dispositions	17

7.	Real Estate Status Report	18

8.	Retail Leasing Summary	20

9.	Lease Expirations	21

10.	Portfolio Leased Statistics	22

11.	Summary of Top 25 Tenants	23

12.	Reconciliation of Net Income to FFO Guidance	24

13.	Joint Venture Disclosure
	Summarized Operating Results and Balance Sheets	26
	Summary of Outstanding Debt and Debt Maturities	27
	Significant Acquisitions and Dispositions	28
	Real Estate Status Report	29

14.	Glossary of Terms	30

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on March 3, 2006 (as amended), and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2006 (as amended).

FOR IMMEDIATE RELEASE

Investor and Media Inquiries

Andrew Blocher	Vikki Quinn
Vice President,	Vice President,
Capital Markets & Investor Relations	Marketing & Corp. Comm.
301/998-8166	301/998-8178
ablocher@federalrealty.com	vquinn@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES THIRD QUARTER 2006 OPERATING RESULTS

ROCKVILLE, Md. (November 6, 2006) – Federal Realty Investment Trust (NYSE:FRT) today reported:

•	Funds from operations available for common shareholders (FFO) per diluted share was $0.85 for the quarter ended September 30, 2006 versus $0.77 for third quarter 2005.

•	As a result of decreased gains on sale of real estate, earnings per diluted common share for third quarter 2006 was $0.41 versus $0.52 for third quarter 2005.

•	FFO per diluted share was $2.49, and earnings per diluted common share was $1.60 for the nine months ended September 30, 2006, versus $2.28 and $1.34, respectively, for the nine months ended September 30, 2005.

•	When compared to third quarter 2005, same-center property operating income increased 6.9% including redevelopments and expansions, and 5.5% excluding redevelopments and expansions.

•	Rent increases on lease rollovers for retail space for which there was a prior tenant were 23% on a cash-basis and 36% on a GAAP-basis for the quarter ended September 30, 2006.

•	The Trust’s portfolio was 97.3% leased and 95.6% occupied as of September 30, 2006.

•	Chief Financial Officer, Larry Finger, announces timeline for future retirement.

Financial Results

In third quarter 2006, Federal Realty reported FFO of $45.8 million, or $0.85 per diluted share. This compares to FFO of $41.0 million, or $0.77 per diluted share, reported in third quarter 2005. For the nine months ended September 30, 2006, Federal Realty reported FFO of $133.8 million, or $2.49 per diluted share. This compares to FFO of $121.5 million, or $2.28 per diluted share, for the same nine-month period in 2005.

Net income available for common shareholders was $22.1 million and earnings per diluted common share was $0.41 for the quarter ended September 30, 2006, versus $27.8 million and $0.52, respectively, for third quarter 2005. Net income available for common shareholders included $0.1 million (less than $0.01 per diluted

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2006 OPERATING RESULTS

November 6, 2006

common share) and $9.5 million ($0.18 per diluted common share) of gain on sale of real estate in third quarter 2006 and third quarter 2005, respectively. Year-to-date, Federal Realty reported net income available for common shareholders of $85.7 million, or $1.60 per diluted share. This compares to net income available for common shareholders of $70.9 million, or $1.34 per diluted share, for the nine months ended September 30, 2005.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results

On a same-center basis, including redevelopments and expansions, property operating income increased 6.9% over third quarter 2005. When redevelopments and expansions are excluded from the same-center results, property operating income increased 5.5% from third quarter 2005.

Overall, the Trust’s portfolio was 97.3% leased and 95.6% occupied as of September 30, 2006, compared to 95.5% and 92.3%, respectively, on September 30, 2005. Federal Realty’s same-center portfolio was 97.7% leased and 96.8% occupied on September 30, 2006, compared to 96.8% and 95.8%, respectively, on September 30, 2005.

During third quarter 2006, the Trust signed 75 leases for approximately 395,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 332,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 23%. The average contractual rent on this comparable space for the first year of the new lease is $20.02 per square foot compared to the average contractual rent of $16.25 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 36% for third quarter 2006. As of September 30, 2006, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio is $18.94 per square foot.

“The third quarter was impressive across all of our key business areas; leasing, redevelopment and acquisitions,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust. “In addition, we have utilized 2006 to strengthen our balance sheet, providing significant financial flexibility to pursue smart investment opportunities in 2007 and beyond.”

Residential condominium sales at Santana Row, Federal Realty’s mixed-use community in San Jose, Calif., have been completed. The Trust has closed sales on all 219 units with associated gross sales proceeds of approximately $153 million.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2006 OPERATING RESULTS

November 6, 2006

Future Retirement of Chief Financial Officer

Larry Finger, Federal Realty’s chief financial officer since March 2002, announced his plans to retire from his position as Chief Financial Officer in early 2008. “For nearly five years, Larry and I have worked together day in and day out in developing and executing the Trust’s business plan. He is not only a strong business leader, but also a close friend, and we will surely miss him”, said Donald C. Wood, Federal Realty’s president and chief executive officer. “Since Larry will not be retiring for over a year, there is appropriate time for a thorough search of both internal and external candidates, and their training, to allow for a seamless transition”.

Announced Acquisition of Melville Mall

On October 16, 2006, Federal Realty acquired Melville Mall, a 100% leased supermarket-anchored community center located in Huntington, New York, approximately 1-1/2 miles south of the Trust’s Huntington Shopping Center. Tenants at Melville Mall include Waldbaum’s, Kohl’s, Marshall’s and Dick’s Sporting Goods. Located at the Northeast corner of Walt Whitman Road (Route 110) and Northern State Parkway, Melville Mall’s surrounding trade area is affluent with an average household income of $150,000 within a three-mile radius.

Federal Realty acquired control of this 250,000 square foot property through a master lease and secondary financing with a private owner. Under the master lease, the Trust has the option to acquire the property’s fee interest in 15 years.

Regular Quarterly Dividends

Federal Realty also announced today that the regular quarterly cash dividend will remain unchanged at $0.575 per share on its common shares, resulting in an indicated annual rate of $2.30 per share. The regular common dividend will be payable on January 16, 2007, to common shareholders of record as of January 2, 2007.

Guidance

Federal Realty’s guidance for 2006 FFO per diluted share was narrowed to a range of $3.34 to $3.35, and its 2006 earnings per diluted common share guidance increased to a range of $2.00 to $2.01, ignoring the impact of any preferred share redemption charge upon redemption of the Trust’s Series B Preferred Shares. Upon the redemption of the Trust’s Series B Preferred Shares, the Trust will recognize a charge of $4.8 million ($0.09 per diluted share), which would result in adjusted FFO per diluted share and earnings per diluted share guidance of $3.25 to $3.26 and $1.91 to $1.92, respectively. In addition, the Trust provided initial earnings guidance for 2007 of $3.60 to $3.65 for FFO per diluted share, and $1.79 to $1.84 for earnings per diluted common share.

Summary of Other Quarterly Activities and Recent Developments

•	October 20, 2006 – The Trust announced its intention to redeem all 5,400,000 outstanding shares of its 8.50% Series B Cumulative Redeemable Preferred Shares, no par value (“Series B Preferred Shares”) (FRTPrB - CUSIP No. 313747503), effective November 27, 2006.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2006 OPERATING RESULTS

November 6, 2006

•	September 25, 2006 –The Trust issued $70 million of 6.20% Notes due 2017 and $55 million of 6.00% Notes due 2012. The 2017 and 2012 Notes are each fully fungible and form single issues with the Notes issued on July 17, 2006.

•	September 19, 2006 – Federal Realty raised approximately $150 million, through the issuance of approximately 2,000,000 common shares of beneficial interest in a public offering.

•	August 28, 2006 – Federal Realty announced the acquisition of three retail assets in the Boston metropolitan area from a private developer through an off-market transaction for approximately $150 million.

•	July 28, 2006 – The Trust closed a new $300 million unsecured revolving credit facility to replace its existing $300 million unsecured revolving credit facility, which was scheduled to mature on October 7, 2006.

•	July 17, 2006 – The Trust closed a $250 million senior unsecured note offering comprised of a $130 million tranche due January 2017 with a 6.20% coupon, and a $120 million tranche due July 2012 with a 6.00% coupon.

•	July 11, 2006 – Federal Realty announced the appointment of Gail P. Steinel, executive vice president of BearingPoint Inc., to Federal Realty’s board of trustees.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter 2006 earnings conference call, which is scheduled for November 6, 2006, at 11 a.m. Eastern Standard Time. To participate, please call (888) 323-8819 five to ten minutes prior to the call’s start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through December 5, 2006, by dialing (866) 503-3181.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.6 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 0.7 million square feet of retail space through its joint venture with Clarion Lion Properties Fund in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 97.3% leased to national, regional, and local retailers as of September 30, 2006, with no single tenant accounting for more than approximately 2.5% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 39 consecutive years, the longest record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2006 OPERATING RESULTS

November 6, 2006

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our most recent annual report on Form 10-K (as amended), and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our most current annual report on Form 10-K (as amended) and our quarterly reports on Form 10-Q.

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Federal Realty Investment Trust

Summarized Operating Results

September 30, 2006

Financial Highlights

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
CONSOLIDATED OPERATING RESULTS
Revenue
Rental income	$110,511	$96,772	$321,009	$290,317
Other property income	1,787	2,437	5,743	6,406
Mortgage interest income	1,107	1,310	3,778	4,040

	113,405	100,519	330,530	300,763

Expenses
Rental	20,826	19,746	63,156	62,190
Real estate taxes	11,709	9,968	32,785	28,241
General and administrative	6,265	4,957	15,747	14,441
Depreciation and amortization	23,979	22,093	72,056	66,130

	62,779	56,764	183,744	171,002

Operating income	50,626	43,755	146,786	129,761

Interest-rate swap and other interest income	1,495	254	2,088	1,946
Interest expense	(26,149)	(21,664)	(75,183)	(65,554)
Income from real estate partnership	196	126	533	349
Minority interests	(1,086)	(1,208)	(3,483)	(4,003)

Income from continuing operations	25,082	21,263	70,741	62,499

Discontinued operations
Operating (loss) income from discontinued operations	(193)	(46)	(336)	(362)
Gain on sale of real estate	95	9,463	23,866	17,347

Results from discontinued operations	(98)	9,417	23,530	16,985

Net income	24,984	30,680	94,271	79,484

Dividends on preferred stock	(2,869)	(2,869)	(8,607)	(8,607)

Net income available for common shareholders	$22,115	$27,811	$85,664	$70,877

FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS
Net income	$24,984	$30,680	$94,271	$79,484
Gain on sale of real estate	(95)	(9,463)	(23,866)	(17,347)
Depreciation and amortization of real estate assets	21,570	20,506	65,452	61,754
Amortization of initial direct costs of leases	1,814	1,768	5,378	5,195
Depreciation of real estate partnership assets	236	157	553	471

Funds from operations	48,509	43,648	141,788	129,557
Dividends on preferred stock	(2,869)	(2,869)	(8,607)	(8,607)
Income attributable to operating partnership units	182	215	660	573

Funds from operations available to common shareholders	$45,822	$40,994	$133,841	$121,523

Weighted average number of common shares, diluted	54,066	53,559	53,815	53,405

Funds from operations available for common shareholders per dilutive share	$0.85	$0.77	$2.49	$2.28

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.42	$0.35	$1.17	$1.03
Discontinued operations	—	0.18	0.45	0.32

	$0.42	$0.53	$1.62	$1.35

Weighted average number of common shares, basic	53,187	52,618	52,923	52,443

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.41	$0.34	$1.16	$1.02
Discontinued operations	—	0.18	0.44	0.32

	$0.41	$0.52	$1.60	$1.34

Weighted average number of common shares, diluted	53,676	53,149	53,418	52,982

Federal Realty Investment Trust

Summarized Balance Sheets

September 30, 2006

Financial Highlights

(in thousands)

CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005
ASSETS

Real estate, at cost
Operating	$3,013,914	$2,731,694
Construction-in-progress	74,447	50,593
Discontinued operations	—	47,034

	3,088,361	2,829,321
Less accumulated depreciation and amortization	(718,006)	(663,750)

Net real estate	2,370,355	2,165,571

Cash and cash equivalents	66,424	8,639
Accounts and notes receivable	45,274	38,161
Mortgage notes receivable	40,795	40,531
Investment in real estate partnership	10,581	9,375
Other assets	106,693	88,575

TOTAL ASSETS	$2,640,122	$2,350,852

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Obligations under capital leases and mortgage notes	$434,936	$419,713
Notes payable	86,072	316,755
Senior notes and debentures	992,488	653,675
Other liabilities	183,385	166,669

Total liabilities	1,696,881	1,556,812

Minority interests	18,644	19,193

Shareholders’ equity
Preferred stock	135,000	135,000
Common shares and other shareholders’ equity	789,597	639,847

Total shareholders’ equity	924,597	774,847

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,640,122	$2,350,852

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

September 30, 2006

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
	(in thousands, except per share data)		(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$24,984	$30,680	$94,271	$79,484
Gain on sale of real estate	(95)	(9,463)	(23,866)	(17,347)
Depreciation and amortization of real estate assets	21,570	20,506	65,452	61,754
Amortization of initial direct costs of leases	1,814	1,768	5,378	5,195
Depreciation of real estate partnership assets	236	157	553	471

Funds from operations	48,509	43,648	141,788	129,557
Dividends on preferred stock	(2,869)	(2,869)	(8,607)	(8,607)
Income attributable to operating partnership units	182	215	660	573

Funds from operations available for common shareholders	$45,822	$40,994	$133,841	$121,523

Weighted average number of common shares, diluted	54,066	53,559	53,815	53,405

Funds from operations available for common shareholders per diluted share	$0.85	$0.77	$2.49	$2.28

Summary of Capital Expenditures

Non-maintenance capital expenditures
Development, redevelopment and expansions	23,451	37,151	61,027	95,374
Tenant improvements and incentives	4,491	4,715	12,337	11,118

Total non-maintenance capital expenditures	27,942	41,866	73,364	106,492
Maintenance capital expenditures	2,577	2,554	3,584	4,094

Total capital expenditures	$30,519	$44,420	$76,948	$110,586

Dividends and Payout Ratios
Regular common dividends declared	$31,768	$29,266	$90,650	$85,001
Special common dividends declared	—	—	10,606	—

Common dividends declared	$31,768	$29,266	$101,256	$85,001

Dividend payout ratio % - FFO (excluding special dividends) (2)	69%	71%	68%	70%

Notes:

(1)	See Glossary of Terms. FFO available for common shareholders excludes the gain on sale of condominiums at Santana Row.
(2)	The sale of condominiums at Santana Row has resulted in special dividends in the fourth quarter of 2005 and the first quarter of 2006.

Federal Realty Investment Trust

Market Data

September 30, 2006

	September 30, 2006	September 30, 2005
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	55,280	52,732
Market price per common share	$74.30	$60.93

Common equity market capitalization	$4,107,304	$3,212,961

Series B preferred shares outstanding (2)	5,400	5,400
Market price per Series B preferred share	$25.45	$26.04

Preferred equity market capitalization	$137,430	$140,616

Equity market capitalization	$4,244,734	$3,353,577

Total debt (3)	1,513,496	1,333,487

Total market capitalization	$5,758,230	$4,687,064

Total debt to market capitalization at then current market price	26%	28%

Total debt to market capitalization at constant common share price of $60.93	30%	28%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	94%	85%
Variable rate debt	6%	15%

	100%	100%

Notes:

(1)	Consists of 56,761,321 shares issued net of 1,481,194 shares held in Treasury as of September 30, 2006. As of September 30, 2005, consists of 54,212,112 shares issued net of 1,480,359 shares held in Treasury. Amounts do not include 377,210 and 420,426 Operating Partnership Units outstanding at September 30, 2006 and September 30, 2005, respectively.
(2)	On October 20, 2006, the Trust announced its intention to redeem the Series B preferred shares on November 27, 2006, at a redemption price of $25.00 per share, plus accrued and unpaid dividends through the redemption date of approximately $0.16 per share, for an aggregate redemption price of approximately $25.16 per share.
(3)	Total debt includes capital leases and mortgages payable, notes payable, and senior notes and debentures. It does not include the $23.2 million which is the Trust’s 30% share of the total $77.4 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

September 30, 2006

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
	(in thousands)		(in thousands)
Components of rental income
Minimum rents
Retail and commercial properties (1)	82,671	74,368	241,944	220,976
Residential (2)	3,558	1,837	9,172	5,276
Cost reimbursements	21,213	18,094	60,926	55,812
Percentage rents	1,506	1,170	4,656	4,232
Other rental income	1,563	1,303	4,311	4,021

Total rental income	$110,511	$96,772	$321,009	$290,317

Notes:

(1)	Minimum rents include $4.8 and $4.4 million for the nine months ended September 30, 2006 and 2005, respectively, and $1.6 million and $1.2 million for the three months ended September 30, 2006 and 2005, respectively, to recognize minimum rents on a straight line basis as required by GAAP. Minimum rents include $1.6 million and $1.2 million for the nine months ended September 30, 2006 and 2005, respectively, and $0.6 million and $0.4 million for the three months ended September 30, 2006 and 2005, to recognize income from the amortization of in-place leases in accordance with SFAS 141.
(2)	Residential minimum rents consist of the entire rental amounts at Rollingwood Apartments, the Crest at Congressional Apartments and the residential units at Santana Row excluding those units sold as condominiums which are included in discontinued operations. The Trust has 259 newly constructed residential units at Santana Row which commenced occupancy in April 2005 and were 97% and 35% leased on September 30, 2006 and 2005, respectively.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

September 30, 2006

	Maturity date		Interest rate as of September 30, 2006	Balance as of September 30, 2006
				(in thousands)
Mortgage loans (a)
Secured fixed rate
Leesburg Plaza	10/01/08		6.510%	$9,791
164 E Houston Street	10/06/08		7.500%	110
Mercer Mall	04/01/09		8.375%	4,529
Federal Plaza	06/01/11		6.750%	34,311
Tysons Station	09/01/11		7.400%	6,402
Crow Canyon	08/11/13		5.400%	22,032
Barracks Road	11/01/15		7.950%	42,763
Hauppauge	11/01/15		7.950%	16,121
Lawrence Park	11/01/15		7.950%	30,311
Wildwood	11/01/15		7.950%	26,643
Wynnewood	11/01/15		7.950%	30,890
Brick Plaza	11/01/15		7.415%	31,751
Mount Vernon	04/15/28		5.660%(b)	12,341
Bath	07/01/28		7.130%	10,036
Chelsea	01/15/31		5.360%	8,416

Subtotal				286,447
Net unamortized premium				588

Total mortgage loans				287,035

Notes payable
Unsecured fixed rate
Perring Plaza renovation	01/31/13		10.000%	1,672
Unsecured variable rate
Revolving credit facility	07/27/10		LIBOR + .425%(c)	75,000
Escondido (municipal bonds)	10/01/16		3.760%(d)	9,400

Total notes payable				86,072

Senior notes and debentures
Unsecured fixed rate
6.125% notes	11/15/07		6.325%(e)	150,000
8.75% notes	12/01/09		8.750%	175,000
4.50% notes	02/15/11		4.500%	75,000
6.00% notes	07/15/12		6.000%	175,000
5.65% notes	06/01/16		5.650%	125,000
6.20% notes	01/15/17		6.200%	200,000
7.48% debentures	08/15/26		7.480%(f)	50,000
6.82% medium term notes	08/01/27		6.820%(g)	40,000

Subtotal				990,000
Net unamortized premium				2,488

Total senior notes and debentures				992,488

Capital lease obligations
	Various through 2077	(h)		147,901

Total debt and capital lease obligations				1,513,496

						Weighted average effective rate at September 30, 2006 (i)
Total fixed rate debt and capital lease obligations				$1,429,096	94%	7.01%
Total variable rate debt				84,400	6%	6.00%

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS				$1,513,496	100%	6.95%

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (j)	2.41 x	2.79 x	2.73 x	2.65 x

Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (j)	2.40 x	2.44 x	2.46 x	2.43 x

Notes:

(a)	Mortgage loans do not include the Trust’s 30% share ($23.2 million) of the $77.4 million debt of the partnership with Clarion Lion Properties Fund.
(b)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(c)	The weighted average effective rate, before amortization of debt fees, was 5.81% and 5.48% for the three and nine months ended September 30, 2006.
(d)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.
(e)	The trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%.
(f)	Beginning on August 15, 2008, the debentures are redeemable by the holders thereof at the original purchase price of $1,000 per debenture.
(g)	Beginning on August 1, 2007, the notes are redeemable by the holders thereof at the original purchase price of $1,000 per note.
(h)	The average annualized interest rate on capital lease obligations as of September 30, 2006 is 9.10% on a basis of minimum rent and 12.76% including performance-based participation.
(i)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, and excludes performance-based rent on capital lease obligations.
(j)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series B preferred shares. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

September 30, 2006

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities (1)	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2006	$1,177	$—	$1,177		0.1%	0.1%
2007	6,034	150,000	156,034		10.3%	10.4%
2008	6,478	9,542	16,020		1.1%	11.5%
2009	6,861	179,349	186,210		12.3%	23.8%
2010	7,375	75,000	82,375		5.5%	29.3%
2011	7,487	112,252	119,739		7.9%	37.2%
2012	7,624	175,000	182,624		12.1%	49.3%
2013	7,743	19,156	26,899		1.8%	51.1%
2014	7,973	—	7,973		0.5%	51.6%
2015	7,755	145,807	153,562		10.2%	61.8%
Thereafter	153,355	424,452	577,807		38.2%	100.0%

Total	$219,862	$1,290,558	$1,510,420	(2)	100.0%

Notes:

(1)	Maturities include $75 million drawn under the Trust’s $300 million four-year revolving credit facility in 2010.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain senior notes, debentures and mortgage payables.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

September 30, 2006

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2006 (3)

Santana Phase IV	San Jose, CA	Building 7 residential re-build	10%	$71		$66
Mount Vernon / South Valley	Alexandria, VA	Grocer expansion, small shop re-tenanting, site improvements, addition of five pad site buildings and three anchors.	11%	$36		$33
Leesburg Plaza	Leesburg, VA	Demolish, redevelop and re-tenant the former Kmart & Peebles.	10%	$14		$14
Village of Shirlington - Phase II	Arlington, VA	Ground floor retail and parking garage as part of urban mixed-use development (by others)	12%	$7		$7
Brick Plaza	Brick, NJ	Re-tenanting (electronics)	9%	$2		$2
Hauppauge Shopping Center	Hauppauge, NY	Panera Café pad site	10%	$1	$	<1
Barracks Road Shopping Center	Charlottesville, VA	Chipotle pad site	12%	$1	$	<1

Subtotal: Projects Anticipated to Stabilize in 2006 (3) (4)			11%	$132		$123

Projects Anticipated to Stabilize in 2007 (3)

Rockville Town Square	Rockville, MD	Ground floor retail as part of urban mixed-use development (by others)	13%	$39		$16
Mercer Mall	Lawrenceville , NJ	Demolish, redevelop and re-tenant	11%	$22		$17
Willow Lawn	Richmond, VA	Anchor re-tenanting, small shop demolition, façade renovation, and site improvements	9%	$20		$15
Loehmann’s Plaza	Falls Church, VA	Grocer expansion, anchor relocation, façade renovation and site improvements	13%	$12		$6
Leesburg Plaza - Pads	Leesburg, VA	Two new retail buildings and a bank pad site will be added	13%	$5	$	<1

Subtotal: Projects Anticipated to Stabilize in 2007 (3) (4)			12%	$98		$54

Total: Projects Anticipated to Stabilize in 2006 and 2007 (3) (4)			11%	$230		$177

Redevelopments anticipated to stabilize in 2008 and 2009 include the next phase of Bethesda Row, the next phase of the Village at Shirlington, Galaxy Building and Flourtown representing over $100 million of redevelopment capital. The Trust has a pipeline of potential, future redevelopment projects including Mid-Pike, Pike 7 and Westgate Mall and future phases of Santana Row, Bala Cynwyd and Assembly Square. (3) (5)

Notes:
(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property. ROI for Mount Vernon/South Valley and Mercer Mall (properties acquired on the basis of redevelopment potential) are calculated as the increase in POI between acquisition and stabilization divided by the increase in cost basis between acquisition and stabilization.
(3)	Anticipated Stabilization is the year in which 95% occupancy of the redeveloped space is anticipated to be achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Santana Row Summary (1)

September 30, 2006

	Description	Comments
Operational - Phases I, II and III (2) (5)
Retail	563,000 sf	Retail was 94% leased as of September 30, 2006.

Residential	36 units	36 townhouse rental units in Building Eight were 97% leased on September 30, 2006.
In Progress (3) (5)
Residential - for rent Phase IV	259 units	259 rental units have now been completed on the Building Seven podium at a cost of $71 million and a yield of 10%. Initial occupancy commenced in April 2005 with lease-up having continued through July 2006. As of September 30, 2006, 251 units (95 townhomes and 156 flats) have been leased.

Residential - for sale	219 units	Closings on the sale of loft and villa units was completed in August 2006, generating gross sales proceeds of approximately $153 million. (4)
Future (6)
Retail	125,000 sf	Currently being master planned.

Residential	687 units	Currently being master planned.

Hotel	191 rooms	Currently being master planned.

Notes:
(1)	All costs are projected final costs. Yield represents stabilized projected Property Operating Income divided by projected final costs.
(2)	The portions of the property currently open and operating which include luxury and lifestyle retail components, townhome residential units, and the 213-room Hotel Valencia Santana Row.
(3)	Developments and other significant activities being actively pursued at Santana Row.
(4)	Gross sales represent actual sales prices for units sold, without taking into account any costs of sale, including, without limitation, any income taxes that may be paid.
(5)	Approximately $435 million of projected costs at Santana Row now yielding 7% with both of the following having occurred: (1) stabilization of Phases I - IV (net of insurance proceeds), and (2) completion of the sale of 219 condominiums in 2006. The projected cost and yield includes $13 million invested in joint ventures at Santana Row.
(6)	Remaining entitlements for development or sale.

Federal Realty Investment Trust

2006 Significant Acquisitions and Dispositions

Through September 30, 2006

Federal Realty Investment Trust Acquisitions

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in millions)
January 20, 2006	4900 Hampden Lane (1)	Bethesda, MD	35,000	$12.0	Washington Sports Club
January 27, 2006	7770 Richmond Highway	Alexandria, VA	60,000	$9.9	Gold’s Gym
June 29, 2006	Town Center of New Britain	New Britain, PA	126,000	$12.8	Clemens Market, Rite Aid
August 24, 2006	Key Road Plaza	Keene, NH	76,000	$14.5	Staples, TJ Maxx
August 24, 2006	Riverside Plaza	Keene, NH	218,000	$24.0	Shaw’s, Wal-Mart
August 24, 2006	Bath Shopping Center (3)	Bath, ME	101,000	$22.8	Shaw’s
August 24, 2006	Linden Square	Wellesley, MA	261,000	$99.6	Roche Brothers, CVS
August 24, 2006	North Dartmouth	North Dartmouth, MA	183,000	$27.5	Lowes, Stop N Shop
August 25, 2006	Chelsea Commons (4)	Chelsea, MA	180,000	$20.1	Home Depot, Save-A-Lot
September 13, 2006	Rockville Town Square (5)	Rockville, MD	53,000	$3.4

	Total		1,293,000	$246.6

Federal Realty Investment Trust Dispositions

Date	Property	City / State	GLA	Sales price
				(in millions)
January - September 2006	Santana Row condominiums	San Jose, CA	89 units	$64.1
June 5, 2006	Greenlawn Plaza Shopping Center (2)	Huntington, NY	102,000	$20.4

	Total			$84.5

Notes:

(1)	4900 Hampden Lane is a fully-leased retail parcel adjacent to Bethesda Row and is included in Bethesda Row on the Real Estate Status Report.
(2)	Greenlawn Plaza was sold by the Trust to a subsidiary of our partnership with Clarion Lion Properties Fund.
(3)	Purchase price includes the assumption of debt with a fair value of approximately $11.1 million.
(4)	Purchase price includes the assumption of debt with a fair value of approximately $8.0 million.
(5)	This is the first acquisition of retail condominium units that make up the Rockville Town Square project. We intend to acquire the additional retail condominium units at Rockville Town Square consisting of an incremental approximately 135,000 square feet over the next several months as construction is completed on those units. In October 2006, we acquired two additional condominium units totaling approximately 104,000 square feet for $2.0 million.

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2006

Property Name	MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA (1)	% Leased	Grocery Anchor GLA (2)	Grocery Anchor (2)	Other Principal Tenants
			(in thousands)	(in thousands)
East Region

Washington Metropolitan Area
Bethesda Row (3)	Washington, DC-MD-VA	1993-2006	$105,535	$12,576	477,000	98%	40,000	Giant Food	Barnes & Noble / Landmark Theater / Washington Sports Club
Congressional Plaza (4)	Washington, DC-MD-VA	1965	67,893		338,000	99%	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center (5)	Washington, DC-MD-VA	1997	4,598		38,000	97%
Falls Plaza	Washington, DC-MD-VA	1967	8,166		73,000	100%	51,000	Giant Food
Falls Plaza-East	Washington, DC-MD-VA	1972	3,333		71,000	98%			CVS / Staples
Federal Plaza	Washington, DC-MD-VA	1989	62,296	34,311	247,000	99%			TJ Maxx / CompUSA / Ross
Friendship Center	Washington, DC-MD-VA	2001	33,309		119,000	100%			Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square	Washington, DC-MD-VA	1993	23,799		198,000	99%			Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza	Washington, DC-MD-VA	1994	15,041		73,000	100%	30,000	Whole Foods
Laurel	Washington, DC-MD-VA	1986	46,107		386,000	97%	61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza (5)	Washington, DC-MD-VA	1998	30,572	9,791	236,000	98%	55,000	Giant Food	Champion Billiards / Petsmart / Pier One / Office Depot
Loehmann’s Plaza	Washington, DC-MD-VA	1983	27,007		250,000	98%			Bally’s / Loehmann’s
Mid-Pike Plaza (6)	Washington, DC-MD-VA	1982	17,819	10,041	309,000	100%			Linens ‘n Things / Toys R Us / Bally’s / AC Moore / Filene’s Basement
Mount Vernon (5)	Washington, DC-MD-VA	2003	42,141	12,341	284,000	94%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels
Old Keene Mill	Washington, DC-MD-VA	1976	5,387		92,000	100%	24,000	Whole Foods
Pan Am	Washington, DC-MD-VA	1993	27,349		227,000	100%	63,000	Safeway	Micro Center / Michaels
Pentagon Row	Washington, DC-MD-VA	1999	87,934		296,000	99%	45,000	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7	Washington, DC-MD-VA	1997	33,799		164,000	100%			Staples / TJ Maxx
Quince Orchard	Washington, DC-MD-VA	1993	19,985		253,000	100%	24,000	Magruders	Circuit City / Staples
Rockville Town Square (7)	Washington, DC-MD-VA	N/A	9,167		N/A	N/A
Rollingwood Apartments	Washington, DC-MD-VA	1971	6,845		N/A	93%
Sam’s Park & Shop	Washington, DC-MD-VA	1995	12,170		49,000	100%			Petco
South Valley (5)	Washington, DC-MD-VA	2003	22,048		221,000	99%			Home Depot / TJ Maxx
Tower	Washington, DC-MD-VA	1998	18,993		112,000	100%			Virginia Fine Wine / Talbots
Tyson’s Station	Washington, DC-MD-VA	1978	3,453	6,402	50,000	100%			Trader Joes
Village at Shirlington	Washington, DC-MD-VA	1995	36,860		217,000	98%			Cineplex Odeon / Carlyle Grand Café
Wildwood	Washington, DC-MD-VA	1969	17,547	26,643	85,000	100%	20,000	Balducci’s	CVS
7770 Richmond Hwy	Washington, DC-MD-VA	2006	10,020		61,000	100%			Gold’s Gym

	Total Washington Metropolitan Area		799,173		4,926,000	99%

New York / New Jersey
Allwood (6)	Bergen-Passaic, NJ	1988	3,884	3,051	50,000	100%	50,000	Stop & Shop
Blue Star (6)	Middlesex-Somerset- Hunterdon, NJ	1988	36,905	23,288	410,000	98%	43,000	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brick Plaza	Monmouth-Ocean, NJ	1989	55,865	31,751	409,000	100%	66,000	A&P	Loews Theatre / Barnes & Noble / Sports Authority
Brunswick (6)	Middlesex-Somerset- Hunterdon, NJ	1988	22,379	9,695	303,000	99%	55,000	A&P	A.J. Wright / L.A. Fitness
Clifton (6)	Bergen-Passaic, NJ	1988	5,049	2,838	80,000	100%			Drug Fair / Dollar Express
Forest Hills	New York, NY	1997	24,055		85,000	100%			Midway Theatre / Duane Reade / Gap
Fresh Meadows	New York, NY	1997	66,576		403,000	95%	15,000	Associated Food Stores	Filene’s Basement / Kohl’s / Cineplex Odeon
Hamilton (6)	Trenton, NJ	1988	7,782	4,206	190,000	94%	53,000	Shop Rite	AC Moore / Stevens Furniture
Hauppauge	Nassau-Suffolk, NY	1998	27,207	16,121	133,000	98%	61,000	Shop Rite	AC Moore
Huntington (6)	Nassau-Suffolk, NY	1988	21,183	12,449	279,000	100%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Mercer Mall (6)	Trenton, NJ	2003	99,862	58,149	501,000	93%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Rutgers (6)	Middlesex-Somerset- Hunterdon, NJ	1988	17,083	11,230	263,000	93%	74,000	Stop & Shop	Kmart
Troy	Newark, NJ	1980	21,564		202,000	99%	64,000	Pathmark	AC Moore / Comp USA / Toys R Us

	Total New York / New Jersey		409,394		3,308,000	97%
Philadelphia Metropolitan Area
Andorra	Philadelphia, PA-NJ	1988	22,994		267,000	99%	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd	Philadelphia, PA-NJ	1993	26,104		280,000	100%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle	Philadelphia, PA-NJ	1992	26,907		267,000	99%	47,000	Genuardi’s	Bed, Bath & Beyond / Stein Mart
Feasterville	Philadelphia, PA-NJ	1980	11,643		111,000	100%	53,000	Genuardi’s	OfficeMax
Flourtown	Philadelphia, PA-NJ	1980	9,540		182,000	95%	42,000	Genuardi’s
Langhorne Square	Philadelphia, PA-NJ	1985	17,984		216,000	100%	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park	Philadelphia, PA-NJ	1980	28,487	30,311	353,000	100%	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast	Philadelphia, PA-NJ	1983	22,245		287,000	92%			Burlington Coat / Marshalls
Town Center of New Britain	Philadelphia, PA-NJ	2006	13,545		125,000	87%	36,000	Clemens Market	Rite Aid
Willow Grove	Philadelphia, PA-NJ	1984	26,668		215,000	100%			Barnes & Noble / Marshalls / Toys R Us
Wynnewood	Philadelphia, PA-NJ	1996	35,815	30,890	255,000	98%	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

	Total Philadelphia Metropolitan Area		241,932		2,558,000	98%

New England
Assembly Square/Sturtevant Street	Boston-Cambridge-Quincy, MA-NH	2005-2006	109,433		552,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Bath Shopping Center	Portland/South Portland/ Biddeford	2006	20,635	11,055	101,000	96%	57,000	Shaw’s Supermarket	CVS
Chelsea Commons I & II (8)	Boston-Cambridge-Quincy, MA-NH	2006	17,657	7,985	180,000	99%	16,000	Sav-A-Lot	Home Depot
Dedham Plaza	Boston-Cambridge-Quincy, MA-NH	1993	29,764		241,000	94%	80,000	Star Market	Pier One
Key Road	Boston-Cambridge-Quincy, MA-NH	2006	14,538		76,000	100%			Petco
Linden Square	Boston-Cambridge-Quincy, MA-NH	2006	99,025		97,000	98%	33,000	Roche Brothers Supermarkets	Fitness Club for Women / Wellesley Volkswagen, Buick

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2006

Property Name	MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA (1)	% Leased	Grocery Anchor GLA (2)	Grocery Anchor (2)	Other Principal Tenants
North Dartmouth (8)	Boston-Cambridge-Quincy, MA-NH	2006	27,104		183,000	100%	48,000	Stop & Shop	Lowe’s Home Center
Queen Anne Plaza	Boston-Cambridge-Quincy, MA-NH	1994	15,017		149,000	100%	50,000	Victory Supermarket	TJ Maxx
Riverside	Boston-Cambridge-Quincy, MA-NH	2006	27,760		218,000	100%	65,000	Shaw’s Supermarket	Brooks Pharmacy / Walmart
Saugus Plaza	Boston-Cambridge-Quincy, MA-NH	1996	13,592		171,000	100%	55,000	Super Stop & Shop	Kmart

Total New England			374,525		1,968,000	99%

Chicago
Crossroads	Chicago, IL	1993	22,803		173,000	95%			Comp USA / Golfsmith / Guitar Center
Finley Square	Chicago, IL	1995	28,936		315,000	98%			Bed, Bath & Beyond / Sports Authority
Garden Market	Chicago, IL	1994	11,195		140,000	96%	63,000	Dominick’s	Walgreens
North Lake Commons	Chicago, IL	1994	13,261		129,000	96%	77,000	Dominick’s

Total Chicago			76,195		757,000	97%

East Region - Other
Barracks Road	Charlottesville, VA	1985	41,934	42,763	488,000	100%	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza	Hartford, CT	1995	23,936		277,000	96%	74,000	Stop & Shop	TJ Maxx
Eastgate	Raleigh-Durham-Chapel Hill, NC	1986	17,217		159,000	90%	23,000	Earth Fare	Stein Mart
Governor Plaza	Baltimore, MD	1985	20,921		269,000	100%	16,500	Aldi	Bally’s / Comp USA / Office Depot
Gratiot Plaza	Detroit, MI	1973	18,061		217,000	100%	69,000	Farmer Jacks	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue	New Haven-Bridgeport-Stamford-Waterbury	1995	15,993		42,000	100%			Saks Fifth Avenue
Lancaster (6)	Lancaster, PA	1980	10,822	4,907	107,000	100%	39,000	Giant Food	Michaels
Perring Plaza	Baltimore, MD	1985	26,321		402,000	98%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
Shops at Willow Lawn	Richmond-Petersburg, VA	1983	72,373		467,000	91%	60,000	Kroger	Old Navy / Staples

Total East Region - Other			247,578		2,428,000	97%
Total East Region			2,148,797		15,945,000	98%

West Region

California
Colorado Blvd	Los Angeles-Long Beach, CA	1996-1998	16,695		69,000	100%			Pottery Barn / Banana Republic
Crow Canyon	San Ramon, CA	2005	51,129	22,032	225,000	96%	58,000	Albertson’s	Loehmann’s / Rite Aid
Escondido (9)	San Diego, CA	1996	26,317		222,000	100%			Cost Plus / TJ Maxx / Toys R Us
Fifth Ave (10)	San Diego, CA	1996-1997	12,698		51,000	84%			Urban Outfitters
Hermosa Ave (11)	Los Angeles-Long Beach, CA	1997	4,721		23,000	78%
Hollywood Blvd (11)	Los Angeles-Long Beach, CA	1999	37,532		149,000	72%			L.A. Fitness
Kings Court (5)	San Jose, CA	1998	11,510		79,000	100%	25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center	San Jose, CA	1997	33,361		94,000	97%			Borders / Gap Kids / Banana Republic
Santana Row (Phase I, II & III)	San Jose, CA	1997	458,566		563,000	97%			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade (12)	Los Angeles-Long Beach, CA	1996-2000	73,980		211,000	100%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate	San Jose, CA	2004	115,202		645,000	98%	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street	San Francisco, CA	1997	35,622		103,000	92%			Brooks Brothers

Total California			877,333		2,434,000	96%

West Region - Other
Houston St	San Antonio, TX	1998	62,231	110	171,000	72%			Hotel Valencia
Total West Region			939,564		2,605,000	94%

Grand Total			$3,088,361	$434,936	18,550,000	97%

Notes:

(1)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(2)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(3)	Portion of property subject to capital lease obligation.
(4)	Total investment includes dollars associated with the 146 units of The Crest at Congressional. The Trust has a 64.1% ownership interest in the property.
(5)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	Property subject to capital lease obligation.
(7)	On September 13, 2006, the Trust acquired one retail condominium unit with approximately 53,000 square feet, and we intend to acquire additional retail condominium units totaling approximately 135,000 square feet. No square footage has been placed in service.
(8)	All or a portion of the property is currently parked with a Section 1031 exchange agent for a potential “reverse” exchange.
(9)	The Trust has a 70% ownership interest in the property.
(10)	Consists of four properties, three owned 100% by the Trust and one in which the Trust has a 90% ownership interest.
(11)	The Trust has a 90% ownership interest in the property.
(12)	Consists of nine properties, eight owned 100% by the Trust and one in which the Trust has a 90% ownership interest.

Federal Realty Investment Trust

Retail Leasing Summary (1)

September 30, 2006

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2006	28	48%	99,355	$21.92	$19.56	$234,341	12%	27%	5.2	$—	$—
2nd Quarter 2006	33	55%	152,112	$26.21	$23.03	$483,141	14%	21%	6.0	$100,000	$0.66
1st Quarter 2006	48	75%	208,579	$24.28	$21.72	$533,573	12%	22%	5.4	$462,906	$2.22
4th Quarter 2005	55	66%	266,018	$19.78	$18.31	$389,590	8%	18%	5.2	$2,522,399	$9.48

Total - 12 months	164	62%	726,064	$22.71	$20.45	$1,640,645	11%	21%	5.5	$3,085,305	$4.25

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2006	30	52%	232,845	$19.21	$14.84	$1,016,796	29%	41%	11.9	$4,182,700	$17.96
2nd Quarter 2006	27	45%	123,652	$22.18	$18.28	$483,059	21%	32%	7.8	$2,089,643	$16.90
1st Quarter 2006	16	25%	77,625	$19.76	$14.85	$380,698	33%	43%	7.1	$1,084,565	$13.97
4th Quarter 2005	28	34%	187,935	$24.40	$17.98	$1,206,955	36%	50%	12.7	$3,764,025	$20.03

Total - 12 months	101	38%	622,057	$21.44	$16.47	$3,087,508	30%	42%	10.8	$11,120,933	$17.88

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2006	58	100%	332,200	$20.02	$16.25	$1,251,137	23%	36%	9.7	$4,182,700	$12.59
2nd Quarter 2006	60	100%	275,764	$24.40	$20.90	$966,200	17%	25%	6.7	$2,189,643	$7.94
1st Quarter 2006	64	100%	286,204	$23.05	$19.85	$914,271	16%	27%	5.8	$1,547,471	$5.41
4th Quarter 2005	83	100%	453,953	$21.69	$18.17	$1,596,545	19%	31%	8.7	$6,286,424	$13.85

Total - 12 months	265	100%	1,348,121	$22.12	$18.61	$4,728,153	19%	30%	7.8	$14,206,238	$10.54

Total Lease Summary - Comparable and Non-comparable (2)
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2006	75	394,331	$22.98	9.8	$8,992,951	$22.81
2nd Quarter 2006	76	324,367	$24.82	6.9	$4,582,028	$14.13
1st Quarter 2006	82	349,369	$25.08	7.2	$5,204,611	$14.90
4th Quarter 2005	107	532,500	$23.64	9.4	$8,738,711	$16.41

Total - 12 months	340	1,600,567	$24.03	8.5	$27,518,301	$17.19

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

September 30, 2006

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2006	30,000	0%	$13.25	214,000	3%	$21.13	244,000	1%	$20.16
2007	587,000	6%	$11.30	810,000	11%	$25.06	1,397,000	8%	$19.28
2008	782,000	8%	$10.74	975,000	13%	$23.13	1,758,000	10%	$17.62
2009	1,205,000	12%	$11.63	1,051,000	14%	$26.22	2,256,000	13%	$18.43
2010	677,000	7%	$12.93	930,000	13%	$25.60	1,607,000	9%	$20.27
2011	693,000	7%	$16.58	1,008,000	14%	$28.67	1,701,000	10%	$23.75
2012	1,014,000	10%	$9.46	595,000	8%	$29.67	1,609,000	9%	$16.94
2013	621,000	6%	$13.86	311,000	4%	$33.06	932,000	5%	$20.27
2014	687,000	7%	$17.86	278,000	4%	$36.98	965,000	5%	$23.36
2015	509,000	5%	$14.11	331,000	4%	$27.57	840,000	5%	$19.42
Thereafter	3,528,000	34%	$14.54	863,000	12%	$25.05	4,390,000	25%	$16.60

Total (3)	10,333,000	100%	$13.42	7,366,000	100%	$26.69	17,699,000	100%	$18.94

Assumes lease options are exercised
	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2006	30,000	0%	$13.25	174,000	2%	$22.25	204,000	1%	$20.92
2007	229,000	2%	$9.05	481,000	7%	$25.03	710,000	4%	$19.88
2008	218,000	2%	$11.24	612,000	8%	$23.15	830,000	5%	$20.02
2009	231,000	2%	$11.60	595,000	8%	$27.59	826,000	5%	$23.12
2010	126,000	1%	$12.73	518,000	7%	$26.72	643,000	4%	$23.99
2011	30,000	0%	$24.60	605,000	8%	$27.58	635,000	4%	$27.43
2012	291,000	3%	$12.52	528,000	7%	$27.96	819,000	5%	$22.47
2013	155,000	1%	$13.08	331,000	4%	$27.93	486,000	3%	$23.20
2014	304,000	3%	$13.11	419,000	6%	$30.69	723,000	4%	$23.29
2015	216,000	2%	$16.06	478,000	6%	$25.01	693,000	4%	$22.23
Thereafter	8,503,000	82%	$13.59	2,625,000	36%	$26.96	11,130,000	63%	$16.75

Total (3)	10,333,000	100%	$13.42	7,366,000	100%	$26.69	17,699,000	100%	$18.94

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum rent reflects in-place contractual (cash-basis) rent as of September 30, 2006.
(3)	Represents occupied square footage as of September 30, 2006.

Federal Realty Investment Trust

Portfolio Leased Statistics

September 30, 2006

Overall Portfolio Statistics (1)

	At September 30, 2006			At September 30, 2005
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,550,000	18,049,000	97.3%	17,295,000	16,509,000	95.5%
Residential Properties (3) (units)	723	690	95.4%	464	445	95.9%

Same Center Statistics (1)

	At September 30, 2006			At September 30, 2005
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	13,534,000	13,228,000	97.7%	13,525,000	13,089,000	96.8%
Residential Properties (3) (units)	428	404	94.4%	428	412	96.3%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio statistics at September 30, 2006 include Rollingwood, The Crest at Congressional and the residential units in Buildings Eight (36 units) and Seven (259 units) at Santana Row. Residential units in Buildings Three, Four and Six at Santana Row are excluded from overall portfolio statistics as we have completed closing sales of the units (Buildings Three, Four and Six - 219 units). Overall portfolio statistics at September 30, 2005 included Rollingwood, The Crest at Congressional and the residential units in Building Eight (36 units) at Santana Row. Same center statistics at September 30, 2006 and 2005 include Rollingwood and The Crest at Congressional.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

September 30, 2006

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Ahold USA, Inc.	$8,187,000		2.44%	649,000		3.50%	11
2	Bed, Bath & Beyond, Inc.	$8,037,000		2.40%	509,000		2.74%	12
3	Gap, Inc.	$6,821,000		2.03%	224,000		1.21%	11
4	Safeway, Inc.	$6,639,000		1.98%	481,000		2.59%	8
5	TJX Companies	$5,822,000		1.74%	536,000		2.89%	16
6	Supervalu (Acme/Albertson’s/Star Mkt/Shaw’s/Shoppers Food)	$5,100,000		1.52%	513,000		2.76%	10
7	CVS Corporation	$3,976,000		1.19%	151,000		0.82%	14
8	Barnes & Noble, Inc.	$3,962,000		1.18%	174,000		0.94%	7
9	Best Buy Stores, L.P.	$3,394,000		1.01%	97,000		0.52%	2
10	L.A. Fitness International LLC	$3,212,000		0.96%	191,000		1.03%	4
11	Wakefern Food Corporation	$3,077,000		0.92%	232,000		1.25%	4
12	Michaels Stores, Inc.	$2,858,000		0.85%	189,000		1.02%	9
13	Home Depot, Inc.	$2,832,000		0.84%	335,000		1.81%	4
14	Staples, Inc.	$2,760,000		0.82%	148,000		0.80%	8
15	Borders Group, Inc.	$2,736,000		0.82%	129,000		0.70%	5
16	OPNET Technologies, Inc.	$2,637,000		0.79%	61,000		0.33%	1
17	Dollar Tree Stores, Inc.	$2,624,000		0.78%	197,000		1.06%	18
18	CompUSA, Inc.	$2,499,000		0.75%	134,000		0.72%	5
19	MTS, Inc. (Tower Records) (3)	$2,485,000		0.74%	91,000		0.49%	5
20	Ross Stores, Inc.	$2,432,000		0.73%	149,000		0.80%	5
21	Container Store, Inc.	$2,354,000		0.70%	52,000		0.28%	2
22	Petco Animal Supplies, Inc.	$2,225,000		0.66%	104,000		0.56%	7
23	Dress Barn, Inc.	$2,220,000		0.66%	105,000		0.57%	14
24	Bally’s Health & Tennis	$2,141,000		0.64%	156,000		0.84%	5
25	Office Depot, Inc.	$2,108,000		0.63%	142,000		0.77%	6

	Totals - Top 25 Tenants	$93,138,000		27.78%	5,749,000		31.00%	193

	Total:	$335,244,000	(1)		18,550,000	(2)		2,337

Notes:

(1)	Reflects annual in-place contractual (cash-basis) rent as of September 30, 2006.
(2)	Excludes redevelopment square footage not yet placed in service.
(3)	Tenant is in the process of liquidating its business under bankruptcy protection.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

September 30, 2006

	2006 Guidance
	($ millions except per share amounts) (1)
Net income	$118	to	$119
Gain on sale of real estate	(24)		(24)
Depreciation and amortization of real estate & joint venture assets	90		90
Amortization of initial direct costs of leases	7		7

Funds from operations	191		192
Income attributable to operating partnership units	1		1
Dividends on preferred stock	(11)		(11)

Funds from operations available for common shareholders before preferred stock redemption	181	to	182

Preferred stock redemption (2)	(5)		(5)

Funds from operations available to common shareholders after preferred stock redemption	176		177

Weighted Average Shares (diluted)	54.3

Funds from operations available for common shareholders per diluted share before preferred stock redemption	$3.34		$3.35

Funds from operations available for common shareholders per diluted share after preferred stock redemption	$3.25		$3.26

Note:

(1)	Individual items may not add up to total due to rounding.
(2)	Preferred stock anticipated to be redeemed effective November 27, 2006.

	2007 Guidance
	($ millions except per share amounts) (1)
Net income	$100	to	$102
Gain on sale of real estate	0		0
Depreciation and amortization of real estate & joint venture assets	94		94
Amortization of initial direct costs of leases	7		7

Funds from operations	201		203
Income attributable to operating partnership units	1		1
Dividends on preferred stock	—		—

Funds from operations available for common shareholders	202	to	204

Weighted Average Shares (diluted)	56.0

Funds from operations available for common shareholders per diluted share	$3.60		$3.65

Note:
(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Joint Venture Disclosure

September 30, 2006

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Operating Results and Balance Sheets - Joint Venture

September 30, 2006

Financial Highlights

(in thousands)

	Three months ended September 30, 2006	Nine months ended September 30, 2006
CONSOLIDATED OPERATING RESULTS
Revenues
Rental income	$3,058	$7,332
Other property income	81	157

	3,139	7,489

Expenses
Rental	407	1,161
Real estate taxes	280	675
Depreciation and amortization	867	1,972

	1,554	3,808

Operating income	1,585	3,681
Interest expense	(1,076)	(2,433)

Net income	$509	$1,248

	As of September 30, 2006	As of December 31, 2005
CONSOLIDATED BALANCE SHEETS
ASSETS

Real estate, at cost	$129,083	$81,768
Less accumulated depreciation and amortization	(4,680)	(2,718)

Net real estate investments	124,403	79,050

Cash and cash equivalents	2,094	1,452
Accounts receivable and other assets	4,425	3,599

TOTAL ASSETS	$130,922	$84,101

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Mortgages	$77,425	$47,225
Other liabilities	6,988	5,506

Total liabilities	84,413	52,731

Partners’ capital	46,509	31,370

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$130,922	$84,101

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

September 30, 2006

OUTSTANDING DEBT

	Maturity	Interest Rate as of September 30, 2006		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate

Campus Plaza	12/01/09	4.530	% (a)	$11,000
Pleasant Shops	12/01/09	4.530	% (a)	12,400
Plaza del Mercado	07/05/14	5.770	% (b)	13,325
Atlantic Plaza	12/01/14	5.120	% (a)	10,500
Barcroft Plaza	07/01/16	6.060	% (a)	16,600
Greenlawn Plaza	07/01/16	5.900	% (a)	13,600

Total Fixed Rate Debt				$77,425

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2006	—	—	—	0.0%	0.0%
2007	70	—	70	0.1%	0.1%
2008	175	—	175	0.2%	0.3%
2009	185	23,400	23,585	30.5%	30.8%
2010	196	—	196	0.3%	31.1%
2011	208	—	208	0.3%	31.4%
2012	220	—	220	0.3%	31.7%
2013	233	—	233	0.3%	32.0%
2014	142	22,396	22,538	29.0%	61.0%
2015	—	—	—	0.0%	61.0%
Thereafter	—	30,200	30,200	39.0%	100.0%

Total	$1,429	$75,996	$77,425	100.0%

Notes:

(a)	Interest only until maturity.
(b)	Loan is interest only until July 5, 2007, after which principal and interest payments are due based on a 30-year amortization schedule.

Federal Realty Investment Trust

Current Year Significant Acquisitions and Dispositions - Joint Venture

Through September 30, 2006

Joint Venture Acquisitions - Unconsolidated (30% owned)

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in thousands)
June 5, 2006	Greenlawn Plaza (1)	Huntington, NY	102,000	$20.4	Waldbaum’s
June 8, 2006	Barcroft Plaza	Falls Church, VA	90,000	$25.1	Harris Teeter

	Total		192,000	$45.5

Notes:

(1)	Greenlawn Plaza was acquired by the joint venture from the Trust.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

September 30, 2006

Property Name	MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)

East Region

Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006	$27,565	$16,600	91,000	100%	46,000	Harris Teeter
Plaza del Mercado	Washington, DC-MD-VA	2004	20,789	13,325	96,000	98%	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		48,354		187,000	99%

New York/New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	19,829	13,600	102,000	100%	46,000	Waldbaum’s	Tuesday Morning

	Total New York/New Jersey		19,829		102,000	100%

New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	16,312	10,500	123,000	97%	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	21,951	11,000	116,000	100%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,637	12,400	130,000	95%	38,000	Foodmaster	Marshalls

	Total New England		60,900		369,000	97%
	Total East Region		129,083		658,000	98%

Grand Totals			$129,083	$77,425	658,000	98%

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA, to net income for the nine months ended September 30, 2006 and 2005 is as follows:

	For the Nine Months Ended September 30,
	(in thousands)
	2006	2005
Net income	$94,271	$79,484
Depreciation and amortization	72,318	68,311
Interest expense	75,183	65,554
Other interest income	(2,127)	(1,946)

EBITDA	239,645	211,403
(Gain) on sale of real estate	(23,866)	(17,347)

Adjusted EBITDA	$215,779	$194,056

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.